Exhibit 10.1

NOMURA GLOBAL FINANCIAL PRODUCTS INC.

309 West 49th Street

New York, NY 10019

(212) 667-9000

June 4, 2020

Kaleyra, Inc.

2479 East Bayshore Road, Suite 200

Palo Alto, CA 94303

Re: OTC Equity Prepaid Forward Transaction

Ladies and Gentlemen:

Reference is made to the Confirmation Re: OTC Equity Prepaid Forward Transaction dated as of October 31, 2019 (the “Agreement”), between Kaleyra, Inc. (f/k/a GigCapital, Inc.) (“Counterparty”) and Nomura Global Financial Products Inc. (“Nomura” and collectively with Counterparty, the “Parties”). Capitalized terms defined in the Agreement and not otherwise defined herein shall have the meanings provided in the Agreement.

The Parties hereby agree to extend the Valuation Date to the second anniversary of the Business Combination, as provided in the Agreement.

This letter shall be governed by the law of State of New York, without regard to principles of conflicts of laws. This letter may be executed and delivered in counterparts (including by electronic or facsimile transmission), each of which will be deemed an original and all of which together shall constitute a single agreement.

[signature page follows]

Please indicate your agreement to the foregoing by executing the enclosed copy of this letter and returning it to Nomura.

Sincerely,

NOMURA GLOBAL FINANCIAL PRODUCTS INC.

By:	/s/ James Chenard
Name: James Chenard
Title: Managing Director

ACCEPTED AND AGREED:

KALEYRA, INC.

By:	/s/ Dario Calogero
Name: Dario Calogero
Title: CEO